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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 13, 2000





                        SPLASH TECHNOLOGY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                              000-21171                            77-0418472

      --------------------                 ---------------------                 ---------------------

(State or other jurisdiction of           (Commission File Number)                 (I.R.S. Employer
        incorporation)                                                            Identification No.)


                               555 Del Rey Avenue
                           Sunnyvale, California 94086
                    (Address of principal executive offices)

                                 (408) 328-6300
              (Registrant's telephone number, including area code)



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Item 1.  CHANGES IN CONTROL OF REGISTRANT

Electronics For Imaging, Inc., a Delaware corporation ("EFI") has reported that, pursuant to a tender offer by Vancouver Acquisition Corp., a Delaware corporation (the "Purchaser") which is wholly owned by EFI, for all of the outstanding common stock of Splash Technology Holdings, Inc., a Delaware corporation (the "Company"), which expired on October 13, 2000, it has accepted for payment approximately 13,442,057 shares of common stock of the Company. As a consequence, EFI, through the Purchaser, owns approximately 91.5% of the Company.

Pursuant to an Agreement and Plan of Merger dated as of August 30, 2000 among the Company, EFI and the Purchaser, Mark Hill, Charles Berger, Harold Covert and Jan Gullet are resigning or are expected to resign from the six member board of directors of the Company, to be replaced by the following designees of EFI: Guy Hecht, Joe Cutts, Fred Rosenzweig and James Etheridge. Kevin Macgillivray and Peter Chung are expected to continue to serve as members of the board of directors.

EFI has reported that it has funded the tender offer and the related fees and expenses from internally generated funds.


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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               SPLASH TECHNOLOGY HOLDINGS, INC.

                                               (Registrant)

         Date:    October 18, 2000

                                               By:     /s/ Kevin K. Macgillivray
                                                  ------------------------------
                                                       Kevin K. Macgillivray

                                                       Chief Executive Officer